By Mail: Registrar and Transfer Company P.O. Box 645 Cranford, New Jersey 07016 (800) 368-5948
LETTER OF TRANSMITTAL
TO TENDER SHARES OF COMMON STOCK OF
CROWLEY MARITIME CORPORATION
PURSUANT TO THE OFFER TO PURCHASE
DATED MARCH 19, 2007
CROWLEY NEWCO CORPORATION
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON FRIDAY, APRIL 20, 2007, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).
By Hand and Overnight Delivery: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES TENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name and Address of Registered Holder	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered *

TOTAL SHARES

* Unless otherwise indicated, it will be assumed that all Shares evidenced by each stock certificate delivered to the Depositary are being tendered hereby.

I have lost my certificate(s) for _____________ shares of Crowley Maritime Corporation Common Stock and have completed the Affidavit for Lost Stock Certificate(s) on the reverse side and submitted the required check. (See Instruction 5)

SIGNATURES MUST BE PROVIDED BELOW - PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

A properly completed and executed Letter of Transmittal, along with the stock certificate(s) covered thereby or a guarantee of delivery of such certificate(s), must be received by Registrar and Transfer Company (the “Depositary”) by the Expiration Date. All inquiries with respect to the delivery of Shares should be made directly to the Depositary at (800) 368-5948, or via email to info@rtco.com.

Ladies and Gentlemen:

The undersigned hereby tenders to Crowley Newco Corporation, a Delaware corporation (the “Purchaser”) the indicated shares of Common Stock, par value $.01 per share (the “Shares”), of Crowley Maritime Corporation, a Delaware corporation (the “Company”), pursuant to Purchaser's offer to purchase all outstanding Shares, at a purchase price of $2,990 per Share (the “Offer Price”), net to the seller in cash, without interest (the “Offer”), upon the terms and subject to the conditions set forth in the offer to purchase, dated March 19, 2007 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal.

I (we) (i) hereby represent and warrant that I (we) have full authority to deliver, tender, transfer and assign the above Shares as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Depositary or Purchaser to complete such delivery, tender, transfer and assignment, and effective upon, acceptance for payment of Shares tendered hereby, in accordance with the terms of the Offer and the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser, all right, title and interest in and to all Shares tendered hereby and all dividends, distributions and rights declared, paid or distributed in respect of such Shares (collectively, “Distributions”).

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Purchaser or its officers and designees, and each of them, as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote in such manner as each such attorney-in-fact and proxy or his substitute shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to all Shares tendered hereby, which the undersigned is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in Shares tendered hereby, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by Purchaser in accordance with the terms of the Offer.

This Letter of Transmittal must be signed by registered holder(s) exactly as the name(s) of such registered holder(s) appear(s) on the stock certificate(s), or by the authorized agent of such registered holder(s). The signature must be accompanied by a signature guarantee if Special Payment Instructions are provided below.

Stockholders whose stock certificates are not immediately available or who cannot deliver their stock certificates and all other documents required hereby to the Depositary prior to the Expiration Date and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in the Offer to Purchase.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 3 and 4)
To be completed ONLY if the check in exchange for the certificate(s) tendered herewith is to be issued in the name of someone other than the undersigned. The taxpayer identification number of the recipient must be provided. (See Instruction 7)
Issue and deliver the check to:

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 1 and 4)
Complete ONLY if the check is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name at the top of the letter.
Mail the check to:

Name:		Name:
	(Please Print First, Middle & Last Name)		(Please Print First, Middle & Last Name)
Address:		Address:

	(including Zip Code)		(including Zip Code)
Dated:

(Tax Identification or Social Security Number) (See Substitute Form W-9 on Reverse Side)			(Tax Identification or Social Security Number) (See Substitute Form W-9 on Reverse Side)

IMPORTANT - THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT SHAREHOLDER SIGN HERE (Also Complete Substitute Form W-9)		MEDALLION SIGNATURE GUARANTEE Required only if Special Payment and/or Issuance Instructions are provided. (See Instruction 3)
X

X
Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. (See Instruction 2)

Dated:
Name(s):
(Please Print)
Capacity:
Area Code and Telephone No.:		The signature(s) should be guaranteed by a member of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

PAYER’S NAME: CROWLEY MARITIME CORPORTATION
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (See Instruction No. 7) Please fill in your name and address below.

Name

Business name, if different from above

Check appropriate box:
☐	Individual/Sole proprietor	☐	Corporation
☐	Partnership	☐	Other___________________
☐	Exempt from backup withholding

Address (number and street)

City, State and ZIP Code

Part 1 - TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.

Social Security Number(s) OR
Employer Identification Number(s)

Part 2 — Certification — For Payees Exempt from Backup Withholding - Under penalties of perjury, I certify that:

(1)   The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)   I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)   I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE	DATE	, 20

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE RATE OF 28% ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW INSTRUCTION 7 BELOW FOR ADDITIONAL INFORMATION.

INSTRUCTIONS FOR TENDERING CERTIFICATES
Forming Part of the Terms and Conditions of this Letter of Transmittal

1. General. This Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of Crowley Maritime Corporation Common Stock (or properly constituted assignees) and accompanied by certificate(s) for Shares of Crowley Maritime Corporation Common Stock, when tendered to the Depositary, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive the Offer Price, subject to the terms and conditions of the Offer. For your convenience, a return envelope addressed to the Depositary is enclosed.

The method of delivery of the certificate(s) is at the option and risk of the stockholder, but if the certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for your protection. Please note that the certificate(s) or documents must be in good order and received by the Depositary prior to the Expiration Date in order to be accepted.

Insert in the box at the top of this Letter of Transmittal the certificate number(s) of the stock certificate(s) that you are delivering, the number of Shares evidenced by the stock certificate(s) and the number of Shares that you are tendering hereby. If you are tendering fewer than all of the Shares evidenced by a stock certificate, a new certificate(s) evidencing the Shares not tendered will be sent to you as soon as practicable.

2. Authority of Signatory. If this Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee or guardian, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the tendered stock certificate(s) and this Letter of Transmittal.

3. Check Issued in Different Name. If Special Payment Instructions have been completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”). If this tendered certificate(s) are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the registered owner(s), tendered certificate(s) must be accompanied by a properly endorsed Letter of Transmittal or duly executed stock power(s), in either case signed exactly as the name(s) of the registered owner(s) appear on such certificate(s) with the signatures on the Letter of Transmittal or stock power(s) guaranteed by an Eligible Institution as provided herein.

4. Special Delivery Instructions. Indicate the name and address to which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The stockholder is required to give the Social Security Number or employee identification number of the record owner of the Shares for payment. If Special Payment Instructions have been completed, the stockholder named therein will be considered the record owner for this purpose.

5. Lost Certificate(s). If you cannot locate your certificate(s), please complete the Affidavit for Lost Certificates below along with the rest of this Letter of Transmittal and return it to the Depositary at the address listed on the front. If the bond premium exceeds $1,500.00 please contact the Depositary at (800) 368-5948 immediately, (bond premium calculation: Offer Price x number of Shares you have lost x 1.5% = bond premium — example 10 Shares of the Company x $2,990 = $29,990 x 1.5% = $448.50 bond premium). (Minimum $25.00). If your bond premium exceeds $1,500.00 you must contact the Depositary at (800) 368-5948 immediately.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)
The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Letter of Transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.
In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Crowley Maritime Corporation, Seaboard Surety Company, and the Depositary, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.
I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the lost stock certificate bond premium of 1.5% of the value of the stock at $2,990 per Share (Minimum $25.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.
Note: If bond premium exceeds $1,500.00 you must contact the Depositary at (800) 368-5948 immediately.

Sign Here:

Co-Owner, if any:	Date	, 20

6. Validity of Tender; Irregularities. All questions as to validity, form and eligibility of any tender of certificate(s) will be determined by the Purchaser (which may delegate the power to so determine in whole or in part to the Depositary), and such determination shall be final and binding absent manifest error. The Purchaser reserves the right to waive any irregularities or defects in the tender of any certificate(s) and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A tender will not be deemed to have been validly made until all irregularities and defects have been cured.

7. Important Tax Information: Substitute Form W-9. Each tendering stockholder is required to provide the Depositary with such holder's correct Taxpayer Identification Number (“TIN”) on the above Substitute Form W-9 and to certify whether the stockholder is subject to backup withholding. Failure to provide such information on the form may subject the tendering stockholder to federal income tax withholding at the rate of 28% on payments made to such tendering stockholder with respect to the Shares. If such holder is an individual, the TIN is his or her Social Security Number. Please refer to the attached W-9 Guidelines for additional guidance on completing the Substitute Form W-9.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from the Depositary. If backup withholding applies, the Depositary is required to withhold tax at the rate of 28% on any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

8. Stock Transfer Taxes. Except as otherwise provided in this Instruction 8, Purchaser will pay all stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares tendered is to be made to any person other than the registered holder(s) of such Shares, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased, unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

For information on the Offer, please contact D.F. King & Co., Inc.:

Banks and brokers call collect: (212) 269-5550
All others call toll free: (800) 487-4870